                                                                   EXHIBIT 4.7


                              RENTERS CHOICE, INC.,
                                   as Issuer,

                     the SUBSIDIARY GUARANTORS named herein,
                                  as Guarantors

                                       and

                        IBJ SCHRODER BANK & TRUST COMPANY
                                   as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 31, 1998
                                       to

                                    INDENTURE

                           Dated as of August 18, 1998

                                     between

                         RENTERS CHOICE, INC., as Issuer

             the SUBSIDIARY GUARANTORS named therein, as Guarantors

                                       and

                  IBJ SCHRODER BANK & TRUST COMPANY, as Trustee



                                  $175,000,000
                     11% SENIOR SUBORDINATED NOTES DUE 2008

         This FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 1998, is entered into by and among Renters Choice, Inc., a Delaware corporation (the "Company"), Rent-A-Center, Inc., a Delaware corporation ("Sub RAC"), ColorTyme, Inc., a Texas corporation ("ColorTyme"), Advantage Companies, Inc., a Delaware corporation ("Advantage") and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of August 18, 1998 (the "Indenture"), providing for the issuance of its 11% Senior Subordinated Notes due 2008 (the "Initial Notes") and, when and if issued as provided in the Exchange and Registration Rights Agreement, 11% Senior Subordinated Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"); and

         WHEREAS, ColorTyme and Sub RAC are currently Subsidiary Guarantors under such Indenture; and

         WHEREAS, the Company intends to merge Sub RAC with and into the Company effective upon the close of business on December 31, 1998 (the "Merger"), whereupon the Company will be the surviving corporation following the Merger and, pursuant to Section 802 of the Indenture, will assume all of the obligations and covenants of the Company under the Indenture; and

         WHEREAS, upon the effective time of the Merger, the Company's name will be changed to Rent-A-Center, Inc. ("Rent-A-Center"); and

         WHEREAS, pursuant to Section 801 of the Indenture, this Merger is permitted under the Indenture; and

         WHEREAS, Sub RAC is currently a Restricted Subsidiary and a Subsidiary Guarantor under the Indenture; and

         WHEREAS, as a result of the Merger, the separate existence of Sub RAC as a subsidiary of the Company will cease, and thus, will its designation as a Subsidiary Guarantor under the Indenture; and

         WHEREAS, pursuant to Section 1405 of the Indenture, the release of Sub RAC as a Subsidiary Guarantor is permitted under the Indenture; and

         WHEREAS, in connection with the Merger, certain non-operating assets previously held by the Company and Sub RAC will be transferred to Advantage (the "Transfer"); and

         WHEREAS, pursuant to Section 1012 of the Indenture, the Transfer is permitted under the Indenture; and

         WHEREAS, as a result of such Transfer, the Company desires to have Advantage become a Restricted Subsidiary under the Indenture; and

         WHEREAS, in consideration, in part, for the Transfer, Advantage agrees to become a Subsidiary Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

         WHEREAS, pursuant to Section 1020 of the Indenture, the addition of Advantage as a Subsidiary Guarantor is permitted under the Indenture; and

         WHEREAS, Advantage has been duly authorized by its Board of Directors to enter into, execute and deliver this First Supplemental Indenture;

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Sub RAC, ColorTyme, Advantage and the Trustee agree as follows:

SECTION 1. The Trustee hereby consents to the Merger and the release of Sub RAC as a Subsidiary Guarantor. The Company hereby acknowledges that the obligations of Sub RAC under the Guarantee previously made by Sub RAC shall now be treated as the obligations of the Company under the Indenture, as the surviving entity pursuant to the Merger.

SECTION 2. The Trustee hereby consents to the Transfer and to the addition of Advantage as an additional Subsidiary Guarantor under the Indenture. Simultaneously with the Merger (the "Effective Time"), Advantage shall become, and ColorTyme shall continue to be, a "Subsidiary Guarantor" under and as defined in the Indenture, and at the Effective Time, Advantage shall assume all the obligations of a Subsidiary Guarantor under the Securities and the Indenture as described in the Indenture. Advantage hereby, jointly and severally, unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Securities under the Indenture in accordance with the terms of the Securities and the Indenture.

SECTION 3. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Securities issued thereunder shall remain in full force and effect. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 4. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 7. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Sub RAC, ColorTyme, and Advantage.



                  REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals, if any, to be hereunder affixed and attested, all as of the day and year first above written.

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee


By:      /s/ Barbara McCluskey
   --------------------------------
Name:    Barbara McCluskey
Title:   Vice President

                                   RENTERS CHOICE, INC.


                                   By:   /s/ Mark E. Speese
                                      ----------------------------------------
                                         Name:      Mark E. Speese
                                         Title:     President and
                                                    Chief Operating Officer

                                   RENT-A-CENTER, INC.


                                   By:   /s/ Mark E. Speese
                                      ----------------------------------------
                                         Name:      Mark E. Speese
                                         Title:     Vice President

                                   COLORTYME, INC.


                                   By:   /s/ Mark E. Speese
                                      ----------------------------------------
                                         Name:      Mark E. Speese
                                         Title:     Vice President

                                   ADVANTAGE COMPANIES, INC.


                                   By:   /s/ Mark E. Speese
                                      ----------------------------------------
                                         Name:      Mark E. Speese
                                         Title:     Vice President